  EX-31 Rule 13a-14(d)/15d-14(d) Certification.

  WFRBS Commercial Mortgage Trust 2012-C7 (the "Trust")

  I, Douglas Tiesi, President and Managing Director of RBS Commercial
  Funding Inc., the depositor into the above-referenced Trust, certify that:

  1.I have reviewed this annual report on Form 10-K/A, and all reports Form
    10-D required to be filed in respect of periods included in the year covered by this annual report, of the Trust (the "Exchange Act periodic reports");

  2.Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

  3.Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

  4.Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic report, the servicers have fulfilled their obligations under the pooling and servicing agreement in all material respects; and

  5.All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with
    Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18
    have been included as an exhibit to this report, except as otherwise disclosed in this report.  Any material instances of noncompliance described in such reports have been disclosed in this report on Form
    10-K.

    In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
    CoreLogic Commercial Real Estate Services, Inc. as Vendor for Wells
    Fargo Bank, N.A. as Master Servicer, National Tax Search, LLC as Vendor
    for Wells Fargo Bank, N.A. as Master Servicer and Prudential Asset
    Resources, Inc. as Sub-Servicer for Wells Fargo Bank, N.A. as Master
    Servicer, Prudential Asset Resources, Inc. as Sub-Servicer for Wells
    Fargo Bank, N.A. as Master Servicer, Torchlight Loan Services, LLC as
    Special Servicer, TriMont Real Estate Advisors, Inc. as Trust Advisor,
    Wells Fargo Bank, N.A. as Master Servicer, Wells Fargo Bank, N.A. as
    Certificate Administrator and Wells Fargo Bank, N.A. as Custodian.

    Dated:   August 21, 2013

    /s/ Douglas Tiesi
    Signature

    President and Managing Director
    (senior officer in charge of securitization of the depositor)